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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC  20549
                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 12, 1996


                     INTERNATIONAL AIRLINE SUPPORT GROUP, INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


                                   0-18352
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                            (Commission File Number)


                                    59-2223025
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                      (IRS Employer Identification Number)


             8095 N.W. 64th Street, Miami, Florida            33166
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           (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code:  (305) 593-2658






                                   Exhibit Index Located on Page:
                                   Total Number of Pages:

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ITEM 5.  OTHER EVENTS.

     On July 12, 1996, International Airline Support Group, Inc. (the "Company") announced that it does not intend to pay the scheduled $3.75 million principal installment due on its 12% Senior Secured Notes due July 17, 1997 (the "Senior Notes"), pending redemption of the Senior Notes in connection with a restructuring of its indebtedness. The debt restructuring is described in a Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission, also on July 12, 1996. Pursuant to the proposed restructuring, the Company would offer to exchange (the "Exchange Offer") 224.54 shares of its Common Stock, $.001 par value per share, for each $1,000 principal amount of its 8% Convertible Subordinated Debentures due August 31, 2003 (the "Convertible Debentures"). In connection with the restructuring, the Company also intends to solicit proxies from the holders of its Common Stock to approve a 1-for-27 reverse stock split, to effect certain amendments to its Certificate of Incorporation and to approve a stock option plan. Consummation of the restructuring is subject to certain conditions.

     The Registration Statement relating to the Exchange Offer has been filed with the Securities and Exchange Commission but has not yet become effective. The Company cannot commence the Exchange Offer or accept tenders of Convertible Debentures pursuant to the Exchange Offer prior to the time the Registration Statement becomes effective. This Current Report on Form 8-K shall not constitute the Exchange Offer or the solicitation of tenders of Convertible Debentures nor shall the Exchange Offer be made in any state in which such offer would be unlawful prior to registration or qualification under the securities laws of any such state.

     The Company also announced that, on July 11, 1996, the holder of a majority of the outstanding principal amount of the Senior Notes (the "Majority Noteholders") executed a "Standstill Agreement" with the Company pursuant to which such holder agreed that it would refrain (to the extent provided therein) from exercising any rights or remedies it may have with respect to the Event of Default with respect to the Senior Notes that will occur upon the Company's failure to pay the July 17, 1996 installment of principal. The obligations of the Majority Noteholder pursuant to the Standstill Agreement terminate on the earlier of (i) the 120th day following the date of the Standstill Agreement;
(ii) the consummation of the restructuring; and (iii) the occurrence of certain specified events, including, among other things, the exercise by any creditor of the Company of any remedies against the Company with respect to the Company's obligations to such creditor and the first date on which, in the reasonable determination of the Majority Noteholder, any one of the conditions precedent to the restructuring is no longer capable of being satisfied.

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INTERNATIONAL AIRLINE SUPPORT
                                   GROUP, INC.


Date:         July 12, 1996                       By:  /s/ George Murnane III
     ----------------------------                      ---------------------
                                                       George Murnane III
                                                       Executive Vice President
                                                       and Chief Financial
                                                       Officer


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